UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UPSTREAM BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	98-0371433 (I.R.S. Employer Identification No.)

Suite 100 – 570 West 7th Avenue, Vancouver, British Columbia, Canada V5Z 4S6

(Address of Principal Executive Offices and Zip Code)

2007 Stock Option Plan

Consultant Engagement Agreement with TCF Ventures Corp., as Amended

(Full title of the plan)

Nevada Agency & Trust Company, Suite 800-50 West Liberty Street, Reno, Nevada 89501

(Name and address of agent for service)

604.707.5800

(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Clark Wilson LLP, Barristers and Solicitors

Attention: Cam McTavish

#800 - 885 West Georgia Street

Vancouver, British Columbia, V6C 3H1

Telephone: 604.891.7731

Facsimile: 604.687.6314

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(3)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	5,400,000(1)	$7,236,000(1)	$1.34(2)	$222.15(2)

(1)     Consisting of 5,000,000 shares of our common stock issuable under the 2007 Stock Option Plan and 400,000 shares of our common stock issuable upon the exercise of options granted to TCF Ventures Corp. pursuant to the terms of the Consultant Engagement Agreement, as amended. The 2007 Stock Option Plan authorizes the issuance of a maximum of 5,000,000 shares of our common stock pursuant to stock options granted to eligible employees, directors, officers and consultants of our company or any of our parents or subsidiaries. All of the shares issuable under the 2007 Stock Option Plan and the shares issuable upon the exercise of option granted under the Consultant Engagement Agreement, as amended, are being registered under this registration statement on Form S-8.

(2)     The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the bid and asked price ($1.33 bid; $1.35 ask) of the common stock of Upstream Biosciences Inc. as reported on the National Association of Securities Dealers Inc.'s OTC Bulletin Board on May 15, 2007.

(3)       In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 2007 Stock Option Plan described herein.

EXPLANATORY NOTE

We prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, to register 5,000,000 shares of our common stock which may be issued pursuant to our 2007 Stock Option Plan and 400,000 shares of our common stock issuable upon the exercise of options granted to TCF Ventures Corp. pursuant to the terms of the Consultant Engagement Agreement, as amended.

The purpose of the 2007 Stock Option Plan is to retain the services of valued key employees, directors and consultants of our company and to encourage such persons to acquire a greater proprietary interest in our company, thereby strengthening their incentive to achieve the objectives of our shareholders and to serve as an aid and inducement in the hiring of new employees and to provide an equity incentive to our consultants.

We entered into a Consultant Engagement Agreement dated February 7, 2006, as amended on February 13, 2006, among our company, Upstream Biosciences Inc., a Canadian corporation and wholly-owned subsidiary of our company, and TCF Ventures Corp. Pursuant to the terms of the agreement, TCF Ventures Corp. has performed certain services to our company and has acted, and continues to act, as a consultant of our company. In consideration for such services, our company agreed to, among other things, grant the issuance of 400,000 options to TCF Ventures Corp., whereby each option is exercisable into one common share in the capital of our company at the exercise price of $0.80 per share until March 1, 2016. The options vest over a three year period in accordance with the following schedule: (i) 100,000 options vest on February 13, 2006; and (ii) 100,000 options vest annually thereafter until a total of 400,000 options have been fully vested. Tim Fernback holds all of the common shares of TCF Ventures Corp. and provides our company with the services as Chief Financial Officer through TCF Ventures Corp.

Under cover of this Form S-8 is our reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act of 1933. Our reoffer prospectus has been prepared pursuant to Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and may be used for reofferings and resales on a continuous or delayed basis in the future of up to an aggregate of 2,200,000 “control securities” and/or “restricted securities” which have been issued pursuant to the 2007 Stock Option Plan and the Consultant Engagement Agreement, as amended.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information

We will send or give the documents containing the information specified in Part I of Form S-8 to individuals who participate in our 2007 Stock Option Plan, and who, in the case of an award of stock options, consent to and execute the required form of Stock Option Agreement.

This registration statement relates to a maximum of 5,000,000 common shares in the capital of Upstream Biosciences Inc. issuable pursuant to the exercise of options or other awards granted under the 2007 Stock Option Plan. In addition, this registration statement relates to 400,000 common shares in the capital of Upstream Biosciences Inc. issuable pursuant to the exercise of options granted by our company to TCF Ventures Corp. under the Consultant Engagement Agreement dated February 7, 2006, as amended.

Item 2.	Registrant Information and Employee Plan Annual Information

We will provide, without charge, to each person to whom a copy of this 10(a) prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the 10(a) prospectus). Requests should be directed to the President, Upstream Biosciences Inc., Suite 100 – 570 West 7th Avenue, Vancouver, British Columbia, Canada V5Z 4S6. Our telephone number is 604.707.5800.

REOFFER PROSPECTUS

The date of this Reoffer Prospectus is May 15, 2007

Upstream Biosciences Inc.

Suite 100 – 570 West 7th Avenue

Vancouver, British Columbia, Canada V5Z 4S6

2,200,000 Shares of Common Stock

This reoffer prospectus relates to a maximum of 2,200,000 shares of our common stock which may be offered and resold from time to time by the selling security holders identified in this reoffer prospectus. We anticipate that the selling security holders will offer shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will not receive any part of the proceeds from sales made under this reoffer prospectus, although we will receive the exercise price at the time of the exercise of any options by the selling security holders. The selling security holders will bear all sales commissions and similar expenses. We will, however, pay all of the costs associated with the filing of this registration statement.

The selling security holders and any brokers selling orders on their behalf may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act of 1933.

Our shares of common stock are quoted on the OTC Bulletin Board under the trading symbol “UPBS”. On May 15, 2007, the last reported closing price for our common stock was $1.40 on the OTC Bulletin Board.

Our principal executive offices are located at Suite 100 – 570 West 7th Avenue, Vancouver, British Columbia, Canada V5Z 4S6. Our telephone number is 604.707.5800.

The shares of common stock offered pursuant to this registration statement involve a high degree of risk. For more information, please see the section of this Reoffer Prospectus titled “Risk Factors” beginning on page 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this reoffer prospectus. Consequently, this summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire reoffer prospectus, including the "Risk Factors" section appearing at page 7, and the documents and information incorporated by reference into this reoffer prospectus.

This reoffer prospectus relates to a maximum of 2,200,000 shares of our common stock which may be offered and resold from time to time by the selling security holders identified in this reoffer prospectus. It is anticipated that the selling security holders will offer shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will not receive any proceeds from the sales of common stock by the selling security holders under this reoffer prospectus, although we will receive the exercise price at the time of the exercise of any options by the selling security holders. The selling security holders will pay for the cost of all sales commissions and similar expenses. We will pay for all of the costs associated with the filing of this registration statement.

A Brief History of our Company

We were incorporated pursuant to the laws of the State of Nevada on March 20, 2002 under the name Integrated Brand Solutions Inc., and on February 6, 2006, we changed our name to Upstream Biosciences Inc. On March 1, 2006, we closed an amended and restated share exchange agreement dated February 24, 2006, whereby we acquired all of the issued and outstanding common shares of Upstream Biosciences, Inc., a private Canadian corporation (“Upstream Canada”) in exchange for the issuance of 24,000,000 common shares in the capital of our company. As at the closing date, the former shareholders of Upstream Canada held approximately 54.2% of the issued and outstanding common shares of our company. The acquisition of Upstream Canada was deemed to be a reverse acquisition for accounting purposes and Upstream Canada, the acquired entity, was regarded as the predecessor entity as of March 1, 2006.

Following our incorporation, we commenced the business as a start-up integrated marketing services company. We offered integrated marketing services such as advertising design, advertisement placement strategies, advertising sales, branding services, website development, marketing plans, and tools to establish focus groups and media strategies to prospective clients. Additionally, we offered advertising and integrated marketing and branding services in hopes of assisting companies in describing their products and services.

We were not successful in implementing our business plan as a marketing and branding services business. As management of our company investigated opportunities and challenges in the business of being a marketing and branding services company, management realized that the business did not present the best opportunity for our company to realize value for our shareholders. Accordingly, we abandoned our previous business plan and focused on the identification of suitable businesses with which to enter into a business opportunity or business combination.

As of the closing date of the amended share exchange agreement on March 1, 2006, our company commenced the business of developing genetic diagnostic biomarkers for use in determining a patient’s susceptibility to disease and predicting a patient’s response to drugs. Our business strategy is to generate revenues through licensing our technologies or collaborating with third parties in the disease susceptibility, biomarkers identification, and drug response areas of cancer, primarily to companies that develop and/or market developing diagnostic products.

We incorporate data, ideas and methods from disciplines such as mathematics, computer science, biochemistry, evolutionary biology, literature mining, pattern recognition and network analysis and apply such information in a manner that permits us to understand the genetic basis of human disease and the role that variations in genes and their related gene regulatory regions play in the onset of disease, particularly cancer. If successful, we believe that our research and development will result in predictive models, discovery engines and related technologies, which will enable us to develop potential diagnostic markers. The presence, absence, varying quantities, and varying composition of molecules provide information about the development of a disease or other physiological condition. A molecule that provides this information is referred to as a diagnostic marker. In order to develop a diagnostic marker, we must identify a correlation between the presence of a particular variation of a molecule and a disease or other physiological condition. Once a correlation is identified, we must develop a method for identifying the correlation. Our goal is to develop our research into marketable diagnostic markers that are easy to perform, sensitive, consistent, safe, inexpensive and cover an attractive market segment.

We are currently developing platforms and related technologies that we hope will enable the discovery of marketable diagnostic markers to aid in the disease susceptibility and drug response areas of cancer. We are currently developing our technologies which will enable us to identify and prioritize potential diagnostic markers. Our goal is to develop our platforms and related technologies to identify a variety of novel gene regulatory regions with potential applications in diagnostics. Our business strategy is to understand the relationship between genetic regulation, proteins and human diseases in order to develop molecular diagnostic products. Through our research and development, we intend to identify important disease genes, the proteins they produce, and the biological pathways in which they are involved to better understand the underlying molecular basis for the cause of human disease.

Our principal executive offices are located at Suite 100 – 570 West 7th Avenue, Vancouver, British Columbia, Canada V5Z 4S6. Our telephone number is 604.707.5800.

FORWARD-LOOKING STATEMENTS

This registration statement contains forward-looking statements as that term is defined in Section 27A of the United States Securities Act of 1933 and section 21E of the United States Securities Exchange Act of 1934. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors”, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

In this registration statement, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock.

As used in this registration statement and unless otherwise indicated, the terms “we”, “us” and “our company” refer to Upstream Biosciences Inc. and our wholly owned subsidiary, Upstream Biosciences, Inc.

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this reoffer prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of these risks. Also, the risks described below are not the only ones facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

In evaluating us, our business and any investment in our business, readers should carefully consider the following factors, as well as the risks and uncertainties discussed in our transition report on Form 10-KSB filed with the Securities and Exchange Commission on January 4, 2007.

RISKS RELATED TO OUR BUSINESS

We have had negative cash flows from operations since inception. We will require significant additional financing, the availability of which cannot be assured, and if our company is unable to obtain such financing, our business may fail.

To date, we have had negative cash flows from operations and have depended on sales of our equity securities and debt financing to meet our cash requirements. Our ability to develop and, if warranted, commercialize our technologies, will be dependent upon our ability to raise significant additional financing. If we are unable to obtain such financing, we will not be able to fully develop our business. Specifically, we will need to raise additional funds to:

- support our planned growth and carry out our business plan;

- continue scientific progress in our research and development programs;

- address costs and timing of conducting clinical trials and seek regulatory approvals and patent prosecutions;

- address competing technological and market developments;

- establish additional collaborative relationships; and

- market and develop our technologies.

We may not be able to obtain additional equity or debt financing on acceptable terms as required. Even if financing is available, it may not be available on terms that are favorable to us or in sufficient amounts to satisfy our requirements. If we require, but are unable to obtain, additional financing in the future, we may be unable to implement our business plan and our growth strategies, respond to changing business or economic conditions, withstand adverse operating results and compete effectively. More importantly, if we are unable to raise further financing when required, we may be forced to scale down our operations and our ability to generate revenues may be negatively affected.

We have a history of losses and nominal operating results, which raise substantial doubt about our ability to continue as a going concern.

Since inception through March 31, 2007, we have incurred aggregate net losses of $2,881,266 from operations. We can offer no assurance that we will operate profitably or that we will generate positive cash flow in the future. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the level of competition and general economic conditions.

Our company’s operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. No assurance can be given that we may be able to operate on a profitable basis.

Due to the nature of our business and the early stage of our development, our securities must be considered highly speculative. We are engaged in the business of developing and commercializing genetic biomarkers, which technology is in the development stage and we have not commenced the regulatory approval process for our technology. We have not realized a profit from our operations to date and there is little likelihood that we will realize any profits in the short or medium term. Any profitability in the future from our business will be dependent upon the successful commercialization or licensing of our core technology, which itself is subject to numerous risk factors as set forth herein.

We expect to continue to incur development costs and operating costs. Consequently, we expect to incur operating losses and negative cash flows until our technology gains market acceptance sufficient to generate a sustainable level of income from the commercialization or licensing of our technology. Our history of losses and nominal operating results raise substantial doubt about our ability to continue as a going concern, as described in the explanatory paragraph in our independent registered public accounting firm’s report dated December 14, 2006, as well as in the notes to our consolidated financial statements, both of which are included in the nine-month transition report ended September 30, 2006.

We currently hold no patents on our proprietary technology and if we are not able to protect our proprietary technology, our company will suffer a material adverse effect.

We currently have five provisional patent applications of our technologies. We currently rely on the provisional patent applications and trade secrets to protect our proprietary intellectual property.

The departure of any of our management or any significant technical personnel or consultants we hire in the future, the breach of their confidentiality and non-disclosure obligations, or the failure to achieve our intellectual property objectives may have a material adverse effect on our business, financial condition and results of operations. We believe our success depends upon the knowledge and experience of our management and our ability to market our existing technology and to develop new technologies.

While we believe that we have adequately protected our proprietary technology, and we intend to take all appropriate and reasonable legal measures to protect it in the future, the use of our technology by a competitor could have a material adverse effect on our business, financial condition and results of operations. Our ability to compete successfully and achieve future revenue growth will depend, in part, on our ability to protect our proprietary technology and operate without infringing upon the rights of others. We may not be able to successfully protect our proprietary technology, and our proprietary technology may otherwise become known or similar technology may be independently developed by competitors. Competitors may discover novel uses, develop similar or more marketable technologies or offer services similar to our company at lower prices. We cannot predict whether our technologies and services will compete successfully with the technologies and services of existing or emerging competitors.

Our inability to complete our product development activities successfully may severely limit our ability to operate and finance operations.

Commercialization of our core technology will require significant additional research and development as well as substantial clinical trials. We believe that the United States will be the principal market for our technology, although we may elect to expand into Japan and Western Europe. We may not be able to successfully complete development of our core technology, or successfully market our technology. We, and any of our potential collaborators, may encounter problems and delays relating to research and development, regulatory approval and intellectual property rights of our technology. Our research and development programs may not be successful. Our core technology may not prove to be safe and efficacious in clinical trials, and we may not obtain the intended regulatory approvals for our core technology. Whether or not any of these events occur, we may not have adequate resources to continue operations for the period required to resolve the issue delaying commercialization and we may not be able to raise capital to finance our continued operation during the period required for resolution of that issue.

We may lose our competitiveness if we are not able to protect our proprietary technology and intellectual property rights against infringement, and any related litigation may be time-consuming and costly.

Our success and ability to compete depends to a significant degree on our proprietary technology. If any of our competitors copy or otherwise gain access to our proprietary technology or develop similar technologies independently, we may not be able to compete as effectively. The measures we have implemented to protect our proprietary technology and other intellectual property rights are currently based upon a combination of provisional patent applications and trade secrets. This, however, may not be adequate to prevent the unauthorized use of our proprietary technology and our other intellectual property rights. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, may result in substantial costs and a diversion of our company’s resources. In addition, notwithstanding our rights to our intellectual property, other persons may bring claims against us alleging that we have infringed on their intellectual property rights or claims that our intellectual property rights are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our business or require us to make changes to our technology.

If our provisional patent applications and proprietary rights do not provide substantial protection, then our business and competitive position will suffer.

Our success depends in large part on our ability to develop, commercialize and protect our proprietary technology. However, patents may not be granted on any of our provisional or future patent applications. Also, the scope of any future patent may not be sufficiently broad to offer meaningful protection. In addition, any patents granted to us in the future may be successfully challenged, invalidated or circumvented so that such patent rights may not create an effective competitive barrier.

Our company may become subject to intellectual property litigation which may harm our business.

Our success depends in part on our ability to develop commercially viable products without infringing the proprietary rights of others. Although we have not been subject to any filed infringement claims, other patents could exist or could be filed which may prohibit or limit our ability to market our products or maintain a competitive position. In the event of an intellectual property dispute, we may be forced to litigate. Intellectual property litigation may divert management’s attention from developing our technology and may force us to incur substantial costs regardless of whether we are successful. An adverse outcome could subject us to significant liabilities to third parties, and force us to curtail or cease the development and commercialization of our technology.

If our company commercializes or tests our technology, our company will be subject to potential product liability claims which may affect our earnings and financial condition.

We face an inherent business risk of exposure to product liability claims in the event that the use of our core technology during research and development efforts, including clinical trials, or after commercialization, results in adverse affects. As a result, we may incur significant product liability exposure, which may exceed any insurance coverage that we obtain in the future. Even if we elect to purchase such issuance in the future, we may not be able to maintain adequate levels of insurance at reasonable cost and/or reasonable terms. Excessive insurance costs or uninsured claims may increase our operating loss and affect our financial condition.

We have not generated any revenues from operations and if we are unable to develop market share and generate significant revenues from the commercialization or licensing of our technology, then our business may fail.

We operate in a highly competitive industry and our failure to compete effectively and generate income through the commercialization or licensing of our technology may adversely affect our ability to generate revenue. The business of developing genetic biomarkers is highly competitive and subject to frequent technological innovation with improved price and/or performance characteristics. There can be no assurance that our new or existing technologies will gain market acceptance. Management is aware of similar technologies which our technology, when developed to a stage of commercialization, will compete directly against. Many of our competitors have greater financial, technical, sales and marketing resources, better name recognition and a larger customer base than ours. In addition, many of our large competitors may offer customers a broader or superior range of services and technologies. Some of our competitors may conduct more extensive promotional activities and offer lower commercialization and licensing costs to customers than we do, which could allow them to gain greater market share or prevent us from establishing and increasing our market share. Increased competition in the genetic biomarker industry may result in significant price competition, reduced profit margins or loss of market share, any of which may have a material adverse effect on our ability to generate revenues and successfully operate our business. Our competitors may develop technologies superior to those that our company is currently developing. In the future, we may need to decrease our prices if our competitors lower their prices. Our competitors may be able to respond more quickly to new or changing opportunities, technologies and customer requirements. Such competition will potentially affect our chances of achieving profitability, and ultimately affect our ability to continue as a going concern.

Rapid technological changes in our industry may render our technology non-competitive or obsolete and consequently affect our ability to generate future revenues.

The genetic biomarker industry is characterized by rapidly changing technology, evolving industry standards and varying customer demand. We believe that our success will depend on our ability to generate income through the commercialization and licensing of our technology and that it will require us to continuously develop and enhance our technology that is currently being developed and introduce new and more technologically advanced technologies promptly into the market. We can make no assurance that our technology will not become obsolete due to the introduction of alternative technologies. If we are unable to continue to develop and introduce new genetic biomarkers to meet technological changes and changes in market demands, our business and operating results, including our ability to generate revenues, may be adversely affected.

If we fail to effectively manage the growth of our company and the commercialization or licensing of our technology, our future business results could be harmed and our managerial and operational resources may be strained.

As we proceed with the development of our technology and the expansion of our marketing and commercialization efforts, we expect to experience significant growth in the scope and complexity of our business. We will need to add staff to market our services, manage operations, handle sales and marketing efforts and perform finance and accounting functions. We anticipate that we will be required to hire a broad range of additional personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a material adverse effect on our business and financial condition.

Failure to obtain and maintain required regulatory approvals will severely limit our ability to commercialize our technology.

We believe that it is important for the success of our business to obtain the approval of the Food and Drug Administration in the United States (FDA) before we commence commercialization of our technology in the United States, the principal market for our technology. We may also be required to obtain additional approvals from foreign regulatory authorities to apply for any sales activities we may carry out in those jurisdictions. If we cannot demonstrate the safety, reliability and efficacy of our technology, the FDA or other regulatory authorities could delay or withhold regulatory approval of our technology.

Even if we obtain regulatory approval of our technology, that approval may be subject to limitations on the indicated uses for which it may be marketed. Even after granting regulatory approval, the FDA and other regulatory agencies and governments in other countries will continue to review and inspect any future marketed products as well as any manufacturing facilities that we may establish in the future. Later discovery of previously unknown problems with a product or facility may result in restrictions on the product, including a withdrawal of the product from the market. Further, governmental regulatory agencies may establish additional regulations which could prevent or delay regulatory approval of our technology.

Even if we obtain regulatory approval to commercialize our technology, lack of commercial acceptance may impair our business.

Our product development efforts are primarily directed toward obtaining regulatory approval to market genetic diagnostic markers. Diagnostic markers for cancer have been widely available for a number of years, and our technology may not be accepted by the marketplace as readily as these or other competing products, processes and methodologies. Additionally, our technology may not be employed in all potential applications being investigated, and any reduction in applications may limit the market acceptance of our technology and our potential revenues. As a result, even if our technology is developed into a marketable technology and we obtain all required regulatory approvals, we cannot be certain that our technology will be adopted at a level that would allow us to operate profitably.

If we do not keep pace with our competitors, technological advancements and market changes, our technology may become obsolete and our business may suffer.

The market for our technology is very competitive, is subject to rapid technological changes and varies for different individual products. We believe that there are potentially many competitive approaches being pursued that compete with our technology, including some by private companies for which information is difficult to obtain.

Many of our competitors have significantly greater resources and have developed products and processes that directly compete with our technology. Our competitors may develop, or may in the future develop, new technologies that directly compete with our technology or even render our technology obsolete. Our technology is designed to develop diagnostic products. Even if we are able to demonstrate improved or equivalent results from our technology, researchers and practitioners may not use our technology and we may suffer a competitive disadvantage. Finally, to the extent that others develop new technologies that address the targeted application for our current technology, our business will suffer.

Our ability to hire and retain key personnel will be an important factor in the success of our business and a failure to hire and retain key personnel may result in our inability to manage and implement our business plan.

We are highly dependent upon our management personnel such Joel Bellenson and Dexster Smith because of their experience developing genetic diagnostic markers. The loss of the services of one or more of these individuals may impair management’s ability to operate our company. We have not purchased key man insurance on any of these individuals, which insurance would provide us with insurance proceeds in the event of their death. Without key man insurance, we may not have the financial resources to develop or maintain our business until we could replace the individual or to replace any business lost by the death of that person. The competition for qualified personnel in the markets in which we operate is intense. In addition, in order to manage growth effectively, we must implement management systems and recruit and train new employees. We may not be able to attract and retain the necessary qualified personnel. If we are unable to retain or to hire qualified personnel as required, we may not be able to adequately manage and implement our business.

We will depend upon the establishment of relationships with third parties to test our technologies and any relationship may require our company to share revenues and technology.

Management anticipates that it will be crucial to identify the degree of elevated or reduced risk of a particular disease or medication based on a particular variation or combination of variations. To do so will require access to samples of patients who have had the diseases in question as well as normal populations. And for each of these collections of samples, it will be important to note the demographic and epidemiological ranges covered by the collection. This would entail establishing relationships with clinics, hospitals, universities and companies that have repositories of biological samples with carefully curated patient disease and demographic information. These relationships have various confidentiality provisions that require negotiations that can span several months. In addition, some of these institutions have national or provincial mandates for providing access to these samples that may require us to make our test results publicly available for these jurisdictions or institutions at a reduced rate and could also require us to provide a flow back of intellectual property licensing for their further research process. Any such requirement may reduce our revenues.

Our company will be dependent on various outsourcing activities for testing our technology and failure to outsource certain activities will have a material adverse effect on our company.

We intend to establish relationships with various vendors of biological laboratory services. Such laboratory services may include DNA SNP profiling, gene expression profiling, cell culturing, recombinant techniques for inserting reporter genes into artificial constructs for testing purposes, profiling of transcription factors active in different disease states, and other laboratory and analytical services depending upon the outcome of the results at various stages. Our ability to secure and maintain these future relationships will be critical to the success of our business objectives, and conversely the inability to secure these future relationships on reasonable commercial terms represents a risk and could have a material adverse effect on our operations or financial condition.

Most of our assets and several of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

Although we are organized under the laws of the State of Nevada, United States, our principal business office is located in Vancouver, British Columbia, Canada. Outside the United States, it may be difficult for investors to enforce judgments against us that are obtained in the United States in any action, including actions predicated upon civil liability provisions of federal securities laws. In addition, several of our directors and officers reside outside the United States, and nearly all of the assets of these persons and our assets are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against us or such persons judgments predicated upon the liability provisions of United States securities laws. There is substantial doubt as to the enforceability against us or our non-US directors and officers in original actions or in actions of enforcement of judgments of United States courts or liabilities predicated on the civil liability provisions of United States federal securities laws. In addition, as the majority of our assets are located outside of the United States, it may be difficult to enforce United States bankruptcy proceedings against us. Under bankruptcy laws in the United States, courts typically have jurisdiction over a debtor’s property, wherever it is located, including property situated in other countries. Courts outside of the United States may not recognize the United States bankruptcy court’s jurisdiction. Accordingly, you may have trouble administering a United States bankruptcy case involving a Nevada company as debtor with most of its property located outside the United States. Any orders or judgments of a bankruptcy court obtained by you in the United States may not be enforceable.

Our business is subject to comprehensive government regulation and any change in such regulation may have a material adverse effect on our company.

There is no assurance that the laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, will not be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on our company. Any or all of these situations may have a negative impact on our operations.

RISKS RELATED TO OUR COMMON STOCK

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because a significant portion of our operations has been and will be financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our operations. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plans and operations, including our ability to develop new products and continue our current operations. If our stock price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

The market price for our common stock may also be affected by our ability to meet or exceed expectations of analysts or investors. Any failure to meet these expectations, even if minor, may have a material adverse effect on the market price of our common stock.

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

Our certificate of incorporation authorizes the issuance of up to 750,000,000 shares of common stock with a $0.001 par value and 100,000,000 preferred shares with a par value of $0.001, of which 47,062,985 common shares were issued as of May 15, 2007. Our board of directors may fix and determine the designations, rights, preferences or other variations of our class of preferred shares or series within the class of preferred shares. Our board of directors may choose to issue common shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares will result in a reduction of the book value and market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will cause a reduction in the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our corporation.

Trading of our stock may be restricted by the Securities Exchange Commission’s penny stock regulations, which may limit a stockholder’s ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

NASD sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the National Association of Securities Dealers (NASD) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Our common stock is illiquid and the price of our common stock may be negatively impacted by factors which are unrelated to our operations.

Our common stock currently trades on a limited basis on the OTC Bulletin Board. Trading of our stock through the OTC Bulletin Board is frequently thin and highly volatile. There is no assurance that a sufficient market will develop in the stock, in which case it could be difficult for shareholders to sell their stock. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of our competitors, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the up to 1,800,000 shares of common stock by the selling security holders which may be issued upon exercise of options issued under our 2007 Stock Option Plan and an additional 400,000 shares of common stock by TCF Ventures Corp. which may be issued upon exercise of options issued under the Consultant Engagement Agreement, as amended, dated February 7, 2006. However, we will receive the exercise price at the time of the exercise of any options by the selling security holders.

DETERMINATION OF OFFERING PRICE

The selling security holders may sell the shares of common stock issued to them from time to time at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

DILUTION

Because any selling security holders who offer and sell shares of common stock covered by this reoffer prospectus may do so at various times, at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions, we have not included in this reoffer prospectus information about the dilution, if any, to the public arising out of these sales.

SELLING SECURITY HOLDERS

The following table identifies the selling security holders and indicates (i) the nature of any material relationship that such selling security holder has had with us for the past three years, (ii) the number of shares held by the selling security holders, (iii) the amount to be offered for each selling security holder's account, and (iv) the number of shares and percentage of outstanding shares of the shares of common stock in our capital to be owned by each selling security holder after the sale of the shares offered by them pursuant to this offering. The selling security holders are not obligated to sell the shares offered in this reoffer prospectus and may choose not to sell any of the shares or only a part of the shares that they receive. Securities and Exchange Commission rules require that we assume that the selling security holders exercise all of their options and sell all of the shares offered with this reoffer prospectus.

Under the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this reoffer prospectus may not simultaneously engage in market making activities with respect to our shares of common stock during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling security holders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of the shares by the selling security holders.

Selling Security Holder	Number of Shares Beneficially Owned(1)	Number of Shares Subject to Options	Shares Being Registered	Percentage of Shares Beneficially Owned(3)
				Before Offering(4)	After Offering(5)
Wyeth Wasserman(6)	100,000	150,000(2)	150,000	*	Nil
Robert Sindelar(7)	50,000	150,000(2)	150,000	*	Nil
Art Cherkasov(8)	100,000	150,000(2)	150,000	*	Nil
Brett Casey(9)	50,000	150,000(2)	150,000	*	Nil
Joel Bellenson(10)	12,150,000	400,000(2)	400,000	25.7%	25.3%
Dexster Smith(11)	12,150,000	400,000(2)	400,000	25.7%	25.3%
Tim Fernback(12)	700,000	400,000(13)	400,000	1.5%	1.1%
Philip Rice(14)	Nil	100,000(2)	100,000	Nil	Nil
Samantha Haynes(15)	100,000	100,000(2)	100,000	*	Nil
Dale Pfost(16)	Nil	100,000(2)	100,000	Nil	Nil
Edward Kiruluta(17)	Nil	100,000(2)	100,000	Nil	Nil
TOTAL:	25,400,000	2,200,000	2,200,000	53.0%	46.7%

*	Less than 1%

(1)

Represents shares of our common stock beneficially owned by the named selling stockholder. This figure includes shares underlying the options held by the named selling stockholder that may be exercisable as of, or within 60 days after the date of, this reoffer prospectus, but does not include any shares underlying those options that cannot be exercised within that period.

(2)

Represents shares of our common stock underlying options granted to the named selling stockholder under the 2007 Stock Option Plan, whether or not exercisable as of, or within 60 days of, the date of this reoffer prospectus.

(3)	Based on 47,062,985 shares of our common stock outstanding as of May 15, 2007.

(4)

Represents shares of our common stock held by the named selling stockholder and shares of our common stock underlying options granted to the named selling stockholder that may be exercisable as of, or within 60 days of, the date of this reoffer prospectus.

(5)	Represents shares of our common stock held by the selling stockholder assuming all of the shares underlying the options granted to the named selling stockholder are sold.

(6)

Mr. Wasserman is a consultant of our company. Pursuant to the Stock Option Agreement dated March 16, 2007, between our company and Mr. Wasserman, we granted Mr. Wasserman 150,000 options under the 2007 Stock Option Plan at an exercise price of $0.96 per share, of which 100,000 options have vested and may be exercisable as of, or within 60 days after the date of, this reoffer prospectus.

(7)

Mr. Sindelar is a consultant of our company. Pursuant to the Stock Option Agreement dated March 16, 2007, between our company and Mr. Sindelar, we granted Mr. Sindelar 150,000 options under the 2007 Stock Option Plan at an exercise price of $0.96 per share, of which 50,000 options have vested and may be exercisable as of, or within 60 days after the date of, this reoffer prospectus.

(8)

Mr. Cherkasov is a consultant of our company. Pursuant to the Stock Option Agreement dated March 16, 2007, between our company and Mr. Cherkasov, we granted Mr. Cherkasov 150,000 options under the 2007 Stock Option Plan at an exercise price of $0.96 per share, of which 100,000 options have vested and may be exercisable as of, or within 60 days after the date of, this reoffer prospectus.

(9)

Mr. Casey is a consultant of our company. Pursuant to the Stock Option Agreement dated March 16, 2007, between our company and Mr. Casey, we granted Mr. Casey 150,000 options under the 2007 Stock Option Plan at an exercise price of $0.96 per share, of which 50,000 options have vested and may be exercisable as of, or within 60 days after the date of, this reoffer prospectus.

(10)

Mr. Bellenson is the Chief Executive Officer and a director of our company. Pursuant to the Stock Option Agreement dated March 16, 2007, between our company and Mr. Bellenson, we granted 400,000 options to Mr. Bellenson under the 2007 Stock Option Plan at an exercise price of $0.96 per share, of which 150,000 options have vested and may be exercisable as of, or within 60 days after the date of, this reoffer prospectus. The number of shares beneficially owned as of May 15, 2007 also includes 12,000,000 common shares.

(11)

Mr. Smith is the President, Secretary, Treasurer and a director of our company. Pursuant to the Stock Option Agreement dated March 16, 2007, between our company and Dexster Smith, we granted 400,000 options to Mr. Smith under the 2007 Stock Option Plan at an exercise price of $0.96 per share, of which 150,000 options have vested and may be exercisable as of, or within 60 days after the date of, this reoffer prospectus. The number of shares beneficially owned as of May 15, 2007 also includes 12,000,000 common shares.

(12)

Tim Fernback is the Chief Financial Officer of our company. Pursuant to the terms of the Consultant Engagement Agreement dated February 7, 2006, as amended, we granted TCF Ventures Corp. 400,000 options at an exercise price of $0.80 per share, of which 200,000 have vested and may be exercisable as of, or within 60 days after the date of, this reoffer prospectus. The number of shares beneficially owned as of May 15, 2007 also includes 500,000 common shares.

(13)

Represents shares of our common stock underlying options granted to TCF Ventures Corp. under the Consultant Engagement Agreement dated February 7, 2006, as amended, whether or not exercisable as of, or within 60 days of, the date of this reoffer prospectus.

(14)

Philip Rice is a director of our company. Pursuant to the Stock Option Agreement dated March 27, 2007, between our company and Mr. Rice, we granted Mr. Rice 100,000 options under the 2007 Stock Option Plan at an exercise price of $1.02 per share, none of which options will vest within 60 days after the date of, this reoffer prospectus.

(15)

Ms. Haynes is a consultant of our company. Pursuant to the Stock Option Agreement dated March 16, 2007, between our company and Ms. Haynes, we granted Ms. Haynes 100,000 options under the 2007 Stock Option Plan at an exercise price of $1.00 per share, of which 100,000 options have vested and may be exercisable as of, or within 60 days after the date of, this reoffer prospectus.

(16)

Dale Pfost is a director of our company. Pursuant to the Stock Option Agreement dated May 3, 2007, between our company and Mr. Pfost, we granted Mr. Pfost 100,000 options under the 2007 Stock Option Plan at an exercise price of $1.41 per share, none of which options will vest within 60 days after the date of, this reoffer prospectus.

(17)

Edward Kiruluta is a consultant of our company. Pursuant to the Stock Option Agreement dated May 3, 2007, between our company and Mr. Kiruluta, we granted Mr. Kiruluta 100,000 options under the 2007 Stock Option Plan at an exercise price of $1.41 per share, none of which options will vest within 60 days after the date of, this reoffer prospectus.

The information provided in the table above with respect to the selling security holders has been obtained from each of the selling security holders. Because the selling security holders may sell all or some portion of the shares of common stock beneficially owned by them, only an estimate (assuming the selling security holders sell all of the shares offered hereby) can be given as to the number of shares of common stock that will be beneficially owned by each selling security holder after this offering. In addition, the selling security holders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which he provided the information regarding the shares of common stock beneficially owned by them, all or a portion of the shares of common stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act of 1933.

PLAN OF DISTRIBUTION

The selling security holders may, from time to time, sell all or a portion of their shares of our common stock on any market upon which the common stock may be quoted (currently the OTC Bulletin Board), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of common stock being offered by this reoffer prospectus may be sold by the selling security holders by one or more of the following methods, without limitation:

(a)

block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this reoffer prospectus;

(c)	an exchange distribution in accordance with the rules of the applicable exchange;
(d)	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(e)	privately negotiated transactions;
(f)	market sales (both long and short to the extent permitted under the federal securities laws);
(g)	at the market to or through market makers or into an existing market for the shares;

(h)	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and
(i)	a combination of any of the aforementioned methods of sale.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfil the broker-dealer commitment to the selling security holders if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

From time to time, the selling security holders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their respective brokers. Upon a default by a selling security holder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holder intends to comply with the prospectus delivery requirements under the Securities Act of 1933 by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event the selling security holder defaults under any customer agreement with brokers.

To the extent required under the Securities Act of 1933, a post-effective amendment to this registration statement will be filed, disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commission paid or discounts or concessions allowed to such broker-dealers, where applicable.

We and the selling security holders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling security holders are a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holder, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The consolidated financial statements for the transition period ended September 30, 2006 incorporated by reference in this re-offer prospectus have been audited by Dale Matheson Carr-Hilton LaBonte LLP, Chartered Accountants, to the extent and for the period set forth in their report, incorporated herein by reference, and is incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the common shares offered by this reoffer prospectus will be passed upon for us and the selling stockholders by Clark Wilson LLP of Vancouver, British Columbia, Canada.

MATERIAL CHANGES

There have been no material changes to the affairs of our company since the filing of our Form 10-QSB on May 15, 2007, which have not previously been described in a report on Form 8-K.

INCORPORATION OF DOCUMENTS BY REFERENCE

See Part II, Item 3 on page 19 hereof for a list of documents filed by our company with the United States Securities and Exchange Commission, which are incorporated herein by this reference.

You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of this reoffer prospectus.

We file Form 8-K reports and other information with the Securities and Exchange Commission as is required by the Securities Exchange Act of 1934. You may read and copy any reports, statements or other information we have filed at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-732-0330 or 202-551-8090 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the Securities and Exchange Commission's website at http:\\www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our business pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Securities and Exchange Commission allows us to "incorporate by reference" information into this registration statement, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this registration statement, except for any information superseded by information in this registration statement.

The following documents filed by our company with the Securities and Exchange Commission are incorporated herein by reference:

1.

The description of our company's common stock contained in our registration statement on Form SB-2/A (SEC file number 000-30299), filed with the Securities and Exchange Commission on January 28, 2003, including all amendments and reports for the purpose of updating such description;

2.	Our Quarterly Report on Form 10-QSB filed on May 15, 2007;
3.	Our Current Report on Form 8-K filed on May 7, 2007;
4.	Our Current Report on Form 8-K filed on April 30, 2007;
5.	Our Current Report on Form 8-K filed on March 29, 2007;
6.	Our Current Report on Form 8-K filed on March 19, 2007;
7.	Our Quarterly Report on Form 10-QSB filed on February 14, 2007; and
8.	Our Transition Report on Form 10-KSB filed on January 4, 2007.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this registration statement have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document that is also incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may read and copy any reports, statements or other information we have filed at the Securities and Exchange Commission’s Public Reference Room at 100 F Street North East, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-732-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Nevada corporation law provides that:

•

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

•

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•

to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•	by our board of directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding;
•	if such a quorum is not obtainable, by a majority vote of the directors who were not parties to such action, suit or proceeding;
•	by independent legal counsel (selected by one or more of our directors, whether or not a quorum and whether or not disinterested) in a written opinion; or
•	by our shareholders.
Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.
5.1	Opinion of Clark Wilson LLP
23.1	Consent of Clark Wilson LLP (included in Exhibit 5.1)
23.2	Consent of Independent Auditor, Dale Matheson Carr-Hilton LaBonte LLP, Chartered Accountants
24	Power of Attorney (included in signature page)
Item 9.	Undertakings.
(a)	We hereby undertake:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by our company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, British Columbia on May 18, 2007.

UPSTREAM BIOSCIENCES INC.

/s/ Joel Bellenson

By: Joel Bellenson, Chief Executive Officer and Director

(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Joel Bellenson as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES

/s/ Joel Bellenson

Joel Bellenson, Chief Executive Officer and Director

(Principal Executive Officer)

May 18, 2007

/s/ Dexster Smith

Dexster Smith, President, Secretary, Treasurer and Director

May 18, 2007

/s/ Tim Fernback

Tim Fernback, Chief Financial Officer

(Principal Financing Officer and Principal Accounting Officer)

May 18, 2007

/s/ Philip Rice

Philip Rice, Director

May 18, 2007

/s/ Dale Pfost

Dale Pfost, Director

May 18, 2007